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                                                                   EXHIBIT 10.30

                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of March 4, 1998, by and among Consep, Inc. and Pacoast, Inc. whose address is 213 SW Columbia Street, Bend, OR 97702 and Richard Hunt, Inc. whose address is 2749 East Malaga Avenue, Fresno, CA 93725 (collectively the "Borrower") and Silicon Valley Bank, a California chartered bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054 and with a Loan Production Office located at 1100 SW Stratus, Beaverton, OR 97008.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is jointly and severally indebted to Silicon pursuant to, among other documents, an Amended and Restated Loan and Security Agreement (and Schedules thereto), dated June 23, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a line of credit in the original principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00), (the "Credit Limit"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.

     A.        Waiver of Default.

               1. Silicon hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth and Profitability covenants as of the quarter ended December 31, 1997. Silicon's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the quarter ended March 31, 1998, Borrower shall be in compliance with these covenants, as amended herein.


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                      Silicon's agreement to waive the above-described default
                      (1) in no way shall be deemed an agreement by Silicon to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair Silicon's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair Silicon's right to demand strict performance of all other covenants as of any date.

               Modification(s) to Loan Agreement and Schedule.

               1. The Section entitled "Financial Covenants" is hereby amended in part to read as follows:

                      TANGIBLE NET WORTH: Borrower shall maintain a Tangible Net Worth of not less than $12,000,000.00, plus 50% of the net proceeds of any equity financing of Borrower that closes after the date hereof, beginning with the quarter ending March 31, 1998 and thereafter.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Silicon a fee in the amount of Two Thousand and 00/100 Dollars ($2,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modifications agreements.
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8.      CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                          SILICON:

CONSEP, INC.                                       SILICON VALLEY BANK

By: /s/ Larry Katz                                 By: /s/ Ron Sherman
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Name: Larry Katz                                   Name: Ron Sherman
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Title: Chief Financial Officer                     Title: Vice President
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PACOAST, INC.

By: /s/ Volker Oakey
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Name: Volker Oakey
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Title: Vice President
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RICHARD HUNT, INC.

By: /s/ Volker Oakey
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Name: Volker Oakey
    ------------------------
Title: Vice President
     -----------------------